Exhibit 99.1

PRESS RELEASE

March 2, 2006

CRESCENT BANKING COMPANY

P.O. Box 668, 7 Caring Way, Jasper, GA 30143, (678) 454-2266, (800) 872-7941, Fax (678) 454-2282

CRESCENT BANKING COMPANY

DECLARES QUARTERLY DIVIDEND AND ANNOUNCES EARNINGS

Crescent Banking Company, Jasper, Georgia (Nasdaq Capital Market–CSNT) (the “Company”) is pleased to announce that its Board of Directors has declared the Company’s 38th consecutive quarterly cash dividend on its common stock. The dividend of $.095 per share is payable on March 16, 2006 to holders of record on March 2, 2006.

The Company’s net income for the year ended December 31, 2005 totaled $4.1 million, which represented net income per share on a basic and a fully diluted basis of $1.62 and $1.59, respectively. In comparison, the Company experienced a net loss for the year ended December 31, 2004 of $811,232, which represented a net loss per share on a basic and fully diluted basis of $0.33. The net loss for 2004 was primarily related to a $2.3 million loss from our discontinued wholesale mortgage operations. For the year ended December 31, 2004, the Company had net income from continuing operations of $1.5 million.

Community Banking Business

The Company’s loan portfolio increased from $433.4 million at December 31, 2004 to $593.7 million at December 31, 2005, a $160.3 million or 37% increase. This increase consisted of $109.3 million of organic growth and $51 million as the result of the acquisition of Futurus Bank. The Company completed the construction of its full service office at 500 Canton Road in Cumming in January 2006 and has begun the construction on its full service office at the corner of Ragsdale Road and Highway 92 in Woodstock and its full service office at the corner of Reinhardt College Parkway and Riverstone Boulevard in Canton, GA. The Company now has ten full service offices, four loan production offices and a corporate office located in seven counties in north Georgia.

Don Boggus, the Company’s CEO and President, stated: “We are very pleased with our Bank’s financial performance. As a result of the 181% increase in our income from continuing operations, our 2005 net income from continuing operations set a new record. Additionally, we achieved significant improvement in asset quality as non-performing assets to total loans and other real estate decreased 33% from 0.86% at December 31, 2004 to 0.58% at December 31, 2005. Our expansion strategy is working well as we continue to see the earnings results of our growth. We continue to be excited about building a community banking franchise with a very attractive geographic footprint.”

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $704.1 million and consolidated shareholders’ equity of approximately $55.2 million, or $21.52 per share, as of December 31, 2005. The Company had approximately 2.6 million shares of common stock outstanding at December 31, 2005. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “CSNT.”

Certain of the statements in this press release are “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements, including statements about the effects of the Company’s community banking expansion, trends in asset quality and earnings from growth, including expectations of the costs and profitability of such expansion, are based on information presently available to management and are subject to various risks and uncertainties, including, without limitation, those described herein and in the Company’s annual report on Form 10-K for the year ended December 31, 2004 under “Special Cautionary Notice Regarding Forward Looking Statements” and otherwise in the Company’s SEC reports and filings. We do not undertake any obligation to update our forward-looking statements.